Exhibit 1.1
                                2,000,000 Shares


                                 MGI PROPERTIES


                                  Common Shares

                           (Par Value $1.00 per share)



                             UNDERWRITING AGREEMENT



                                                                January 22, 1997

ALEX. BROWN & SONS INCORPORATED
DAVENPORT & CO. OF VIRGINIA, INC.
SUTRO & CO. INCORPORATED
TUCKER ANTHONY INCORPORATED
c/o ALEX. BROWN & SONS INCORPORATED
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     MGI Properties, a trust formed under the laws of the Commonwealth of Massachusetts (the "Trust"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,000,000 of the Trust's Common Shares, par value $1.00 per share (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Trust also proposes to sell at the Underwriters' option an aggregate of up to 300,000 additional Common Shares of the Trust (the "Option Shares") as set forth below.

     As the Underwriters, you have advised the Trust (a) that you are authorized to enter into this Agreement, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option

Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. Representations and Warranties of the Trust.

          (a) The Trust represents and warrants as follows:

          A registration statement on Form S-3 (File No. 333-15245) with respect to the Shares has been prepared by the Trust in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. The Trust has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Trust to you. Such registration statement, herein referred to as the "Registration Statement," has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Trust with the Commission pursuant to its Rule 424(b) is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments relating to the Shares being issued and sold pursuant hereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b), and prior to the termination of the offering of the Shares by the Underwriters.

          (b) The Trust has been duly formed and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Trust is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Trust and the Subsidiaries, taken as a whole. Each of MGI Andover Street, Inc., MGI 234 Ballardvale Street, Inc., MGI Beachwood Properties Corp., MGI 321 Billerica Road, Inc., MGI Crosby Drive, Inc., MGI Chelmsford Corp., MGI Federal Street, Inc., MGI Five Federal Street, Inc., MGI 8 Forge Park, Inc., MGI 9 Forge Park, Inc., MGI 100 Griffin Brook Drive, Inc., MGI 300 Griffin Brook Drive, Inc., MGI Holdings Inc., MGI One Park West, Inc., MGI Point West Corp., MGI 25 Porter Road,



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

Inc., MGI One Portland Square, Inc., MGI Two Portland Square, Inc., Option Parcel, Inc., MGI Research Drive Corp., MGI Rider Trail Corp., MGI Riverside Drive, Inc., MGI One Tech Andover Corp., MGI Two Federal Street, Inc., MGI West Port, Inc., MGI 450 Whitney Avenue, Inc., MGI Winthrop Associates, Inc., MGI Ten Winthrop Square, Inc., Lumberland Corp., and MGI Harvard Street Corp. has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of their incorporation with corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement. Each of the foregoing subsidiaries of the Trust, together with MGI Andover Corp., MGI Ballardvale Corp., MGI 33 Broad Street, MGI Forest Street Inc., MGI 15 Forge Park, Inc., MGI 805 Middle Corp., MGI Tech Center Corp., MGI Yorkshire Holdings, Inc. and Peabody Andover Corp. are hereafter referred to as the "Subsidiaries." Each of the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Trust and the Subsidiaries, taken as a whole. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and the outstanding shares of capital stock of each of the Subsidiaries are owned by the Trust free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock of the Subsidiaries are outstanding. Except for the Trust's ownership of stock in its wholly owned subsidiaries, its 4% interest in a partnership owning property in Washington, D.C. and investments in securities as described in the Registration Statement, the Trust has no equity or other interest in, or right to acquire, an equity or other interest in, any corporation, partnership, trust or other entity.

          (c) The outstanding Common Shares of the Trust have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Trust have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.

          (d) The Shares conform in all material respects with the statements concerning them in the Registration Statement.

          (e) The Commission has not issued an order preventing or suspending the use of any Prospectus or Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all material respects conform or will so conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time they were filed or will be filed with the Commission, in all material respects conformed or will conform at the time of filing, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Act, as applicable, and the Rules and Regulations of the Commission thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, including any documents incorporated by reference therein as of the Closing Date (as hereinafter defined), contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Trust makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, or any documents incorporated by reference therein, in reliance upon, and in conformity with, written information furnished to the Trust by or on behalf of any Underwriter, specifically for use in the preparation thereof.

          (f) The consolidated financial statements of the Trust and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly in all material repsects the consolidated financial position and the results of operations of the Trust and the Subsidiaries at the indicated dates and for the indicated periods. The financial statements with respect to the properties acquired or to be acquired by the Trust, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly in all material respects the financial position and the results of operations of such properties at the indicated dates and for the indicated periods. Such financial statements have been prepared in all material respects in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly in all material respects the information shown therein and, to the extent based upon or derived from the consolidated financial statements, have been compiled on a basis consistent with the consolidated financial statements presented therein.

          (g) There is no action or proceeding pending or, to the knowledge of the Trust, threatened against the Trust before any court or administrative agency or by any regulatory authority which might result in any material adverse change in the business or condition of the Trust, except as set forth in the Registration Statement.

          (h) The Trust and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount.

          (i) Each of the Trust and the Subsidiaries has filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith.

          (j) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Trust or the earnings, business affairs, management, or business prospects of the Trust, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Trust other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Trust has no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.

          (k) Neither the Trust nor any of the Subsidiaries is, nor with the giving of notice, lapse of time or both, will be in default under the respective Declaration of Trust, as amended of the Trust or Articles of Organization, as applicable, or the By-Laws, as amended, of the Trust or the Subsidiaries, respectively, or any agreement, lease, contract, indenture or other instrument or obligation to which they are a party or by which they or any of their properties is bound and which default is, or after any required notice and passage of any applicable grace period would be, of material significance in respect of the business or financial condition of the Trust. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Trust or any Subsidiary is a party, or of the Declaration of Trust, as amended, or the By-Laws, as amended, of the Trust or to the best of its knowledge, any order, rule or regulation applicable to the Trust of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

          (l) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Trust of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or which may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (m) The Trust and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; and neither the Trust nor any Subsidiary has, to the best of its knowledge, infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Trust.



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

          (n) To the Trust's knowledge, KPMG Peat Marwick LLP, who has certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (o) The Trust is not now, and immediately after the sale of the Shares under this Agreement will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (p) With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Trust has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, as amended (the "Code"), and the Trust's present and contemplated operations, assets and income continue to meet such requirements.

          (q) The Trust's Common Shares are listed on the New York Stock Exchange (the "NYSE"), and the Shares of the Trust to be sold under this Agreement have been approved for listing on the NYSE, upon official notice of issuance.

     2. Purchase, Sale and Delivery of the Firm Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Trust agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $20.75 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof.

     Payment for the Firm Shares to be sold hereunder is to be made by wire transfer in immediately available funds in accordance with the Trust's written instructions against delivery of certificates therefor to the Underwriters for the several accounts of the Underwriters at the offices of Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202, at 10:00 A.M., New York City time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Trust shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Underwriters request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Underwriters at least one business day prior to the Closing Date.

     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you to the Trust setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriters but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Trust. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of the Trust against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202.

     3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Underwriters deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriters may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4. Covenants of the Trust. The Trust covenants and agrees with the several Underwriters that:

          (a) The Trust will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Trust with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

          (b) The Trust will advise the Underwriters promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Trust will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Trust will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Trust shall not be required to qualify as a foreign trust or to file a general consent to service of process or subject itself to taxation in any jurisdiction where it is not now so qualified or required to file such a consent or so subject to taxation. The Trust will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares.

          (d) The Trust will take all necessary action and file all necessary documents with the appropriate authorities to ensure that each of MGI Andover Corp., MGI Ballardvale Corp., MGI 33 Broad Street, MGI Forest Street, Inc., MGI 15 Forge Park, Inc., MGI 805 Middle Corp., MGI Tech Center Corp., MGI Yorkshire Holdings, Inc. and Peabody Andover Corp. is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, prior to the Closing Date, or as soon thereafter as possible.

          (e) The Trust will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Underwriters may reasonably request. The Trust will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Trust will deliver to the Underwriters at or before the Closing Date, one xerox copy of a signed copy and four conformed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement, including documents incorporated by reference therein, but without exhibits, and of all amendments thereto, as the Underwriters may reasonably request.

          (f) If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Trust or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Trust promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

          (g) The Trust will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (h) The Trust will, for a period of five years from the Closing Date, deliver to the Underwriters copies of annual reports and copies of all other documents, reports and information furnished by the Trust to its shareholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

          (i) No offering, sale or other disposition of any Common Shares of the Trust will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Trust otherwise than hereunder or with the prior written consent of the Underwriters except that the Trust may, without such consent, issue shares upon the exercise of options outstanding on the date of this Agreement issued pursuant to the Trust's stock option plans, issued as consideration for future acquisitions or issued pursuant to the Trust's dividend reinvestment plan.

     5. Costs and Expenses. The Trust will pay all costs, expenses and fees incident to the performance of the obligations of the Trust under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Trust; the fees and disbursements of counsel for the Trust; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Shares; the fees and expenses incurred with respect to the listing of the Shares on the NYSE; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Trust shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 6 hereof (other than a termination as a result of a failure to satisfy the condition set forth in Section 6(e) hereof), or by reason of any failure, refusal or inability on the part of the Trust to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Trust shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Trust shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

     6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Trust contained herein, and to the performance by the Trust of its covenants and obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Trust, shall be contemplated by the Commission.

          (b) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Olshan Grundman Frome & Rosenzweig LLP, counsel for the Trust, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

               (i) The Trust has been duly formed and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts, with power and authority to own its properties and conduct its business as described in the Prospectus; each of the Subsidiaries has been duly organized and, with the exception of MGI Andover Corp., MGI Ballardvale Corp., MGI 33 Broad Street, MGI Forest Street, Inc., MGI 15 Forge Park, Inc., MGI 805 Middle Corp., MGI Tech Center Corp., MGI Yorkshire Holdings, Inc., MGI 100 Griffin Brook Drive, Inc., MGI 300 Griffin Brook Drive, Inc., MGI 8 Forge Park, Inc. and Peabody Andover Corp., is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization; each of the Subsidiaries has the power and authority to own its properties and conduct its business as currently conducted; the Trust and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Trust and the Subsidiaries taken as a whole; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable; and the outstanding shares of capital stock of each of the Subsidiaries are owned by the Trust free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock of the Subsidiaries are outstanding.

               (ii) The Trust has authorized and outstanding shares as set forth under the caption "Capitalization" in the Prospectus; the authorized Common Shares have been duly authorized; the outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform in all material respects to the description thereof contained in the Prospectus; and the certificates for the Shares are in due and proper form.

               (iii) The Common Shares, including the Option Shares, if any, to be sold by the Trust pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.

               (iv) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

               (v) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto and document incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial information or statistical data included or incorporated by reference therein).

               (vi) The statements under the captions "Description of Capital Stock," "Legal Matters" and "Taxation" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present in all material respects the information called for with respect to such documents and matters.

               (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

               (viii) Such counsel knows of no material legal proceedings or regulatory or other claims pending or threatened against the Trust except as set forth in the Prospectus.

               (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Declaration of Trust, as amended, or By-Laws of the Trust, or any material agreement or instrument known to such counsel to which the Trust is a party or by which the Trust may be bound.

               (x) This Agreement has been duly authorized, executed and delivered by the Trust.

               (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

               (xii) The Trust is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" within the meaning of the Investment Trust Act of 1940, as amended.

               (xiii) The Trust was organized in conformity with the requirements for qualification of the Trust as a real estate investment trust under the Code, and the proposed method of operation of the Trust will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The provisions of Section 269B(a)(3) of the Code do not apply to the Trust.

               (xiv) The Trust has met the requirements for qualification and taxation as a real estate investment trust ("REIT") with respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim.

     In rendering such opinion, Olshan Grundman Frome & Rosenzweig LLP may rely as to matters governed by the laws of states other than New York or Federal laws on local counsel in such jurisdictions provided that in each case Olshan Grundman Frome & Rosenzweig LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel's opinion is also addressed to the Underwriters. In rendering such opinion, Olshan Grundman Frome & Rosenzweig LLP may also rely as to any facts material to the opinions expressed therein which Olshan Grundman Frome & Rosenzweig LLP has not independently established or verified, upon statements and representations of officers and other Underwriters of the Trust and others. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) or any of the documents incorporated by reference therein, as of the date of effectiveness of the Registration Statement or, in the case of documents incorporated by reference in the Prospectus after the date of effectiveness of the Registration Statement, as of the respective dates when such documents were filed with the Commission and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information or statistical data included or incorporated by reference therein). With respect to such statement, Olshan Grundman Frome & Rosenzweig LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Underwriters shall have received from Piper & Marbury L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (iii), (iv), (v) and (x) of Paragraph (b) of this Section 6, and that the Trust is a validly formed and existing trust under the laws of the Commonwealth of Massachusetts. In rendering such opinion Piper & Marbury L.L.P. may rely as to all matters governed other than by the laws of the State of Maryland or Federal laws on the opinion of counsel referred to in paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act, and the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) or any of the documents incorporated by reference therein, as of the date of effectiveness of the Registration Statement or, in the case of documents incorporated by reference in the Prospectus after the date of effectiveness of the Registration Statement, as of the respective dates when such documents were filed with the Commission and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information or statistical data included or incorporated by reference therein). With respect to such statement, Piper & Marbury L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (d) The Underwriters shall have received at or prior to the Closing Date from Piper & Marbury L.L.P. a memorandum or summary, in form and substance satisfactory to the Underwriters, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably have designated to the Trust.

          (e) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from KPMG Peat Marwick LLP, dated the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriters on the date hereof that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance reasonably satisfactory to the Underwriters.

          (f) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Trust to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

               (ii) He or she does not know of any litigation instituted or threatened against the Trust or the Subsidiaries of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Trust and the Subsidiaries contained in Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be.

               (iii) He or she has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any document incorporated by reference therein, were true and correct in all material respects, and such Registration Statement and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

          (g) The Trust shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties contained herein and related matters as the Underwriters may reasonably have requested.

          (h) The Firm Shares, and Option Shares, if any, have been approved for listing upon official notice of issuance on the NYSE.

          (i) The Underwriters shall have received from each officer and trustee of the Trust a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which such person shall agree not to offer, sell, sell short or otherwise dispose of any Common Shares of the Trust or other capital stock of the Trust, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, except with the prior written consent of the Underwriters.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriters and to Piper & Marbury L.L.P., counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Trust of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

     In such event, the Trust and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Trust. The obligations of the Trust to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8. Indemnification

          (a) The Trust agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Trust will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Trust by or through the Underwriters specifically for use in the preparation thereof; or (ii) such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (a) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (b) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act. This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Trust, each of its trustees, each of its officers who have signed the Registration Statement and each person, if any, who controls the Trust within the meaning of the Act, against any losses, claims, damages or liabilities to which the Trust or any such trustee, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Trust or any such trustee, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Trust by or through the Underwriters specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Trust in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Trust and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Trust), you shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Trust such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or
(b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Trust or you will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Trust except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202, Attention: William G. Byrnes, Managing Director; if to the Trust, to MGI Properties, Attention: W. Pearce Coues, Chairman of the Board and Chief Executive Officer.

     11. Termination. This Agreement may be terminated by you by notice to the Trust as follows:

          (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:00 A.M. on the business day of this Agreement;

          (b) at any time after the date hereof if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, of the Trust or the earnings, business, management or business prospects of the Trust, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) trading in securities on the NYSE or the American Stock Exchange shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Trust, (v) declaration of a banking moratorium by either federal or New York State authorities, (vi) the suspension of trading of the Trust's Common Shares by the NYSE; (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or elsewhere, or (viii) any litigation or proceeding is pending or threatened against the Underwriters which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby; or

          (c) as provided in Sections 6 and 9 of this Agreement.

     This Agreement also may be terminated by you, by notice to the Trust, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

     12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Trust and their respective successors, executors, administrators, heirs and assigns, and the officers, , trustees, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

     13. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Trust or its trustees or officers and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Trust and the several Underwriters in accordance with its terms.


                                Very truly yours,


                  [remainder of page intentionally left blank]

                                 MGI PROPERTIES


                             By /s/ W. Pearce Coues
                                ------------------------------------
                                W. Pearce Coues
                                Chairman and Chief Executive Officer


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


ALEX. BROWN & SONS INCORPORATED
DAVENPORT & CO. OF VIRGINIA, INC.
SUTRO & CO. INCORPORATED
TUCKER ANTHONY INCORPORATED


By ALEX. BROWN & SONS INCORPORATED


By  /s/ William G. Byrnes
    ------------------------------
    William G. Byrnes
    Managing Director

                                   SCHEDULE I

                            Schedule of Underwriters

                                                      Number of Firm Shares
         Underwriter                                    to be Purchased
         -----------                                  ---------------------
Alex. Brown & Sons Incorporated                              500,000
Davenport & Co. of Virginia, Inc.                            500,000
Sutro & Co. Incorporated                                     500,000
Tucker Anthony Incorporated                                  500,000
                                                           ---------
       Total                                               2,000,000